Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of June 18, 2021)

Name	Fee Rate
JPMorgan ActiveBuilders International Equity ETF**	0.25%
JPMorgan ActiveBuilders U.S. Large Cap Equity ETF**	0.17%
JPMorgan BetaBuilders Canada ETF	0.19%
JPMorgan BetaBuilders Developed Asia ex-Japan ETF	0.19%
JPMorgan BetaBuilders Europe ETF	0.09%
JPMorgan BetaBuilders International Equity ETF	0.07%
JPMorgan BetaBuilders Japan ETF	0.19%
JPMorgan BetaBuilders MSCI US REIT ETF	0.11%
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF*	0.07%
JPMorgan BetaBuilders U.S. Small Cap Equity ETF*	0.09%
JPMorgan Carbon Transition U.S. Equity ETF*	0.15%
JPMorgan Core Plus Bond ETF	0.40%
JPMorgan Corporate Bond Research Enhanced ETF	0.14%
JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%
JPMorgan Diversified Return International Equity ETF	0.37%
JPMorgan Diversified Return U.S. Equity ETF	0.18%
JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%
JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%
JPMorgan Emerging Markets Equity Core ETF (to be renamed JPMorgan ActiveBuilders Emerging Markets Equity ETF on or about 7/8/21)**	0.33%
JPMorgan Equity Premium Income ETF*	0.35%
JPMorgan International Bond Opportunities ETF	0.50%
JPMorgan High Yield Research Enhanced ETF	0.24%
JPMorgan International Growth ETF*	0.55%
JPMorgan Municipal ETF	0.18%
JPMorgan Short Duration Core Plus ETF*	0.33%
JPMorgan U.S. Aggregate Bond ETF	0.07%
JPMorgan U.S. Dividend ETF	0.12%

A-1

JPMorgan U.S. Minimum Volatility ETF	0.12%
JPMorgan U.S. Momentum Factor ETF	0.12%
JPMorgan U.S. Quality Factor ETF	0.12%
JPMorgan U.S. Value Factor ETF	0.12%
JPMorgan Ultra-Short Income ETF	0.18%
JPMorgan Ultra-Short Municipal Income ETF	0.18%
JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%

*	Initial term continues until February 28, 2022
**	Initial term continues until February 28, 2023

(signatures on following page)

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Shannon M. Gaines
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Diretor

A-2